ASSIGNMENT OF HEALTHCARE RECEIVABLES
                         PURCHASE AND TRANSFER AGREEMENT
                             AS COLLATERAL SECURITY


                  FOR VALUE RECEIVED, CCA FUNDING LLC, a Delaware limited liability company (the "Assignor"), hereby grants a security interest in and assigns and transfers to DAIWA HEALTHCO-2 LLC, as Lender (the "Assignee"), all right, title and interest of the Assignor in and to, all benefits of the Assignor under, and all monies due or to become due to the Assignor under or in connection with, the contract more particularly described as follows:

                  That certain Healthcare Receivables Purchase and Transfer Agreement, dated as of December __, 1996, among Community Care of America, Inc., the other parties named therein as Providers, and the Assignor as Purchaser (as may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Transfer Agreement")

as collateral security for any and all of the obligations of the Assignor pursuant to that certain Loan and Security Agreement dated as of December __, 1996 between the Assignor and the Assignee (as such may be amended, modified or supplemented from time to time, the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), whether at stated maturity, by acceleration or otherwise (including, without limitation, all interest thereon, whether accruing prior or subsequent to the commencement of a bankruptcy or similar proceeding involving the Assignor as a debtor), and all present and future obligations of the Assignor under this Assignment, whether at stated maturity, by acceleration or otherwise (all of the foregoing being herein referred to as the "Obligations").

                  The Assignor agrees, covenants, represents and warrants that:

                  1. The Assignor's right, title and interest in the Transfer Agreement is owned by the Assignor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Assignee. Without the Assignee's prior written consent, the Assignor will not sell, transfer, assign, pledge or grant a security interest in the Transfer Agreement to any other person. Any such sale, transfer, assignment, mortgage, pledge or encumbrance without the Assignee's written consent shall be void and of no force and effect.

                  2. Without the Assignee's prior written consent, the Assignor will not amend (directly or indirectly), modify, supplement, waive compliance with, seek or grant a waiver under or assent to non-compliance with the Transfer Agreement.

                  3. The Assignor specifically acknowledges and agrees that the Assignee does not assume, and shall have no responsibility for, the payment of any sums due or to become due under the Transfer Agreement by the Assignor or the performance of any obligations to be performed under or with respect to the Transfer Agreement by the Assignor, and the

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         Assignor hereby agrees to indemnify and hold the Assignee harmless with respect to any and all claims by any person relating thereto. The Assignee, in its discretion, may file or record this Assignment.

                  4. If an Event of Termination shall occur and be continuing, in addition to all other rights and remedies of the Assignee pursuant to any agreements of the Assignor in favor of or assigned to and held by the Assignee or pursuant to applicable law or otherwise, the Assignee or its successor shall have all rights and benefits under the Transfer Agreement, including, without limitation, any and all rights to indemnification claims of the Assignor, without modifying or discharging any of the Obligations, except to the extent payment in respect thereof is received. Upon the occurrence and continuance of an Event of Termination, the Assignor agrees to execute any and all documents requested by the Assignee in its sole discretion to enable the Assignee to exercise all of the rights of the Assignor under the Transfer Agreement. The specified remedies to which the Assignee may resort under the terms of this Assignment are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Assignee may be lawfully entitled in case of any breach or threatened breach by the Assignor of any provision hereof or of any of the Obligations. Nothing contained in this Assignment and no act or action taken or done by the Assignee pursuant to the powers and rights granted to it hereunder or under any instrument collateral hereto shall be deemed to be a waiver by the Assignee of any of its rights and remedies against the Assignor in connection with, or in respect of, any of the Obligations. The right of the Assignee to collect and enforce
         collection  of  the   Obligations  and  to  enforce  any  security  and
         collateral held by it may be exercised by the Assignee prior to, simultaneously with, or subsequent to any action taken by the Assignee hereunder.

                  5. Upon the payment and satisfaction in full of all of the Obligations and the termination of any commitment by the Assignee to make loans or other financial accommodations to or for the benefit of the Assignor under the Loan Agreement, this Assignment shall be terminated by the Assignee and shall be of no further force or effect, but the affidavit, certificate, letter or statement of any officer, agent or attorney of the Assignee showing that any part of the Obligations remains unpaid or unsatisfied shall be and constitute prima facie evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.

                  6. The Assignee may take, or release, in whole or in part, other security which it may hold for the payment of the Obligations, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the satisfaction, or partial satisfaction, of such Obligations, without prejudice to any of its rights under this Assignment.

                  7. This Assignment shall inure to the benefit of the Assignee and its permitted successors, assigns and designees, and shall be binding upon any subsequent owner of the Assignor's interest in and to the Transfer Agreement.

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



                  8. The Assignor covenants to execute and deliver to the Assignee, upon demand, such additional assurances, writings or other instruments as may be reasonably required by the Assignee to effectuate the purpose hereof. This Assignment may not be changed orally and is to be governed by the internal laws of the State of New York applicable to contracts executed and to be performed in such State.

                  9. The Assignor hereby irrevocably designates and appoints the Assignee as attorney-in-fact of the Assignor with power of substitution, and with authority from and after and during the continuance of an Event of Termination: to execute and deliver for and on behalf of the Assignor any and all instruments, documents, agreements and other writings necessary or advisable for the exercise on behalf of the Assignor pursuant hereto of any rights, benefits or options created or existing under or pursuant to the Transfer Agreement and in this regard; to endorse the name of the Assignor on its behalf on any and all notes, acceptances, checks, drafts, money orders, instruments or other evidences of collateral, that may come into the Assignee's possession; to execute proofs of claim and loss; to execute endorsements, assignments or other instruments of conveyance and transfer; to execute releases; and, to do all other acts and things necessary and advisable in the discretion of the Assignee to carry out and enforce this Assignment or the Obligations. All acts done by the Assignee under the foregoing authorization are hereby ratified and approved, and neither the Assignee or its successors nor any designee or agent thereof shall be liable for any acts of commission or omission (other than acts committed or omitted through bad faith, gross negligence or willful misconduct), for any error of judgment or for mistake of facts or law. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid and unperformed.

                  10. If an Event of Termination shall occur and be continuing, the Assignee may, in its discretion, in its name or the Assignor's, notify any obligor under the Transfer Agreement to make payment to the Assignee of all amounts due or to become due under the Transfer Agreement.

                  11. If an Event of Termination shall occur and be continuing, the Assignee may, in its discretion, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Transfer Agreement, or, with respect to payments which have become due and payable under the Transfer Agreement, make any compromise or settlement deemed desirable by the Assignee.

                  12. The Assignor agrees that any copy of this Assignment signed by the Assignor and transmitted by telefax for delivery to the Assignee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.


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



     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed this __th day of December, 1996.


                                    CCA FUNDING LLC

                                    By: CCA Funding Manager, Inc., its Manager


                                    By:
                                    Name:
                                    Title:


Acknowledged By:

COMMUNITY CARE OF AMERICA,
INC.


By:
Name:
Title:


ECA HOLDINGS, INC.



By:
Name:
Title:


COMMUNITY CARE OF NEBRASKA,
INC.


By:
Name:
Title:




COMMUNITY CARE OF GEORGIA, INC.



By:
Name:
Title:


COMMUNITY CARE OF AMERICA OF
 ALABAMA, INC.


By:
Name:
Title:


CCA OF MIDWEST, INC.



By:
Name:
Title:




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


ECA PROPERTIES, INC.


By:
Name:
Title:


LULING/SCC, INC.


By:
Name:
Title:


DUBLIN/SCC, INC.


By:
Name:
Title:


MARIETTA/SCC, INC.


By:
Name:
Title:


MACON/SCC, INC.


By:
Name:
Title:


COLLEGE PARK/SCC, INC.


By:
Name:
Title:


GLENWOOD/SCC, INC.


By:
Name:
Title:


QUALITY CARE OF COLUMBUS, INC.


By:
Name:
Title:


QUALITY CARE OF LYONS, INC.


By:
Name:
Title: